Exhibit 21.01


                       WINDSWEPT ENVIRONMENTAL GROUP, INC.

                              List of Subsidiaries

                                                  State or Other Jurisdiction of
                                                  Incorporation or Organization
                                                  ------------------------------
North Atlantic Laboratories Inc........................................New York
Trade-Winds Environmental Restoration, Inc.............................New York